Exhibit 99.1

Purebase Completes Transaction to for SCM

IONE, CA, June 12, 2020 (GLOBE NEWSWIRE) — Purebase Corporation (OTCQB: PUBC), a diversified resource company, headquartered in Ione, California, today announces that it has closed on a transaction to acquire a large-scale mineral processing plant from the Quove Corporation. The definitive agreement was signed May 1st, 2020, and both sides have met the qualifications to close as of June 11th, 2020.

Purebase’s President and CEO, Scott Dockter stated, “These components are key pieces of our production facility for the near-term commercialization of SCM into the West Coast.”

About Purebase Corporation

Purebase Corporation (OTCQB: PUBC) is a diversified resource company that acquires, develops and markets minerals for use in the agriculture, construction and other specialty industries.

Contacts

David Harvey | Purebase Corporation

david.harvey@purebase.com, and please visit our corporate website and subscribe to our upcoming Newsletter – www.purebase.com/newsletter

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of Purebase Corporation and members of its management team as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that may cause actual results to differ from those anticipated are discussed throughout the Company’s reports filed with Securities and Exchange Commission which are available at www.sec.gov as well as the Company’s web site at www.purebase.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.